QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SUBSIDIARIES OF THE COMPANY
(as of December 25, 2012)

Wholly-Owned Subsidiaries
Aspen Creek Beverage Corp.
Aspen Creek, LLC
Armadillo, Inc.
Roadhouse-Creek of NJ, LLC
Texas Roadhouse Development Corporation
Texas Roadhouse Holdings LLC
Texas Roadhouse International, LLC
Texas Roadhouse Management Corp.

Indirectly Wholly-Owned Subsidiaries
Roadhouse Enterprises, Inc.
Texas Roadhouse Delaware LLC
Texas Roadhouse Louisville I LLC
Texas Roadhouse of Boise, LLC
Texas Roadhouse of Cedar Falls, LLC
Texas Roadhouse of Cheyenne, LLC
Texas Roadhouse of Decatur, LLC
Texas Roadhouse of Dixie Highway, LLC
Texas Roadhouse of East Peoria, LLC
Texas Roadhouse of Elkhart, LLC
Texas Roadhouse of Elyria, LLC
Texas Roadhouse of Fort Wayne, LLC
Texas Roadhouse of Grand Junction, LLC
Texas Roadhouse of Kansas, LLC
Texas Roadhouse of Lancaster, LLC
Texas Roadhouse of Lansing, LLC
Texas Roadhouse of Lynchburg, LLC
Texas Roadhouse of Reno, NV, LLC
Texas Roadhouse of Richmond, LLC
Texas Roadhouse of Roseville, LLC
Texas Roadhouse of Vermont, LLC
TRDC International, LLC
Texas Roadhouse International Services, LLC

Majority-Owned Subsidiaries
Texas Roadhouse of Austin-North, Ltd.
Texas Roadhouse of Austin, Ltd.
Texas Roadhouse of Baytown, TX, LLC
Texas Roadhouse of Fort Myers, FL, LLC
Texas Roadhouse of Gilbert, AZ, LLC
Texas Roadhouse of Hendersonville, de Novo, LLC
Texas Roadhouse of Huber Heights, LLC
Texas Roadhouse of Jacksonville, NC, LLC
Texas Roadhouse of Lancaster OH, LLC
Texas Roadhouse of Lexington, KY, II, LLC
Texas Roadhouse of Mansfield, Ltd.
Texas Roadhouse of Menifee, CA, LLC
Texas Roadhouse of Parker, LLC
Texas Roadhouse of Stillwater, OK, LLC
Texas Roadhouse of Warwick, LLC

QuickLinks

  Exhibit 21.1
SUBSIDIARIES OF THE COMPANY (as of December 25, 2012)